Exhibit 99.1

Shutterstock Reports Fourth Quarter and Full Year 2012 Financial Results

•                 Fourth quarter revenue increases 42% from prior year

•                 Full  year revenue increases 41% from prior year

•                 Adjusted EBITDA of $11.3 million in fourth quarter

•                 Quarterly image downloads reach record of 21.4 million

•                 Collection exceeds 23 million images and video clips

•                 Number of active customer accounts surpasses 750,000

NEW YORK, NY — February 21, 2013 — Shutterstock, Inc. (NYSE: SSTK) a leading global provider of commercial digital imagery, today announced financial results for the fourth quarter and full year ended December 31, 2012.

“Our fourth quarter results capped a very strong year for Shutterstock,” said Founder and CEO Jon Oringer. “We are very pleased with our progress on product innovation, global market penetration and financial performance over the course of 2012.”

Operating Metrics

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(in millions, except revenue per download)		(in millions, except revenue per download)
Number of paid downloads	21.4	16.2	76.0	58.6
Revenue per download	$2.30	$2.14	$2.23	$2.05
Images in collection (end of period)	23.3	17.4	23.3	17.4

Revenue

Revenue for the fourth quarter was $49.2 million, a 42% increase from the fourth quarter of 2011.  Revenue for the full year was $169.6 million, a 41% increase from 2011.

Net Income

Net income for the fourth quarter of 2012 was $29.0 million as compared to $5.8 million in the fourth quarter of 2011. Net income available to common shareholders/members for the fourth quarter of 2012 was $28.7 million or $0.88 per share on a fully diluted basis as compared to $4.3 million or $0.21 per share on a fully diluted basis in the fourth quarter of 2011.

Net income for the full year 2012 was $47.5 million as compared to $21.9 million in 2011.  Net income available to common shareholders/members for the full year was $42.6 million or $1.79 per share on a fully diluted basis as compared to $13.4 million or $0.64 per share on a fully diluted basis in 2011.

Both net income and net income available to common shareholders/members for the fourth quarter and the full year include a one-time tax benefit of $28.8 million related to the Company’s reorganization from an LLC to a C-corporation on October 5, 2012.

Non-GAAP net income for the fourth quarter of 2012 was $6.6 million as compared to $6.5 million in the fourth quarter of 2011. Non-GAAP net income for the full year of 2012 was $28.0 million as compared to $23.9 million in 2011.

Non-GAAP net income excludes a one-time tax benefit related to the Company’s reorganization from an LLC to a C-corporation on October 5, 2012, non-cash equity based compensation expense and the tax benefit for deductible non-cash equity based compensation.

Adjusted EBITDA

Adjusted EBITDA for the fourth quarter of 2012 was $11.3 million as compared to $7.3 million in the fourth quarter of 2011.  Adjusted EBITDA for the full year 2012 was $34.9 million as compared to $26.5 million in 2011.

Cash

The Company’s cash balance was $102.1 million at December 31, 2012 as compared to $14.1 million as of December 31, 2011.  The Company also had short-term debt of $6.0 million and no long-term debt as of December 31, 2012.  The Company generated $12.6 million of cash from operations in the fourth quarter of 2012 and $45.5 million of cash from operations in the full year 2012.

Also, during the fourth quarter, the Company incurred planned capital expenditures related primarily to the purchase of computer servers and networking equipment, and to a lesser extent leasehold improvements and patent acquisitions, resulting in a cash outlay of approximately $0.6 million. Cash outlays in this category for the full year of 2012 totaled $4.1 million.

Free cash flow for the fourth quarter of 2012 was $12.1 million as compared to $9.4 million in the fourth quarter of 2011.  Free cash flow for the full year of 2012 was $41.5 million as compared to $36.1 million in 2011.

On October 16, 2012, the Company completed an initial public offering that resulted in net proceeds to the Company of $81.8 million after deducting underwriting discounts and commissions.

Financial Outlook

The Company’s current financial and operating expectations for the first quarter of 2013 and full year 2013 are as follows:

First Quarter 2013

•                  Revenue of $48.5 - $50.5 million

•                  Adjusted EBITDA of $9.0 - $10.0 million

•                  Non-cash equity-based compensation expense of approximately $2 million

•                  An effective tax rate of approximately 40%

Full Year 2013

•                  We are increasing our expectations for revenue to $213 - $219 million

•                  We are increasing our expectations for adjusted EBITDA to $44.0 - $46.5 million

•                  Non-cash equity-based compensation expense of approximately $8 million

•                  An effective tax rate of approximately 40%

•                  Capital expenditures related to network servers and technology of approximately $5 million

•                  Capital expenditures for leasehold improvements related to a headquarters office expansion/relocation of approximately $6 million

Earnings Teleconference Information

The Company will discuss its fourth quarter and full year 2012 financial results during a teleconference today, February 21, 2013, at 5:00 PM ET.  The conference call can be accessed at (888) 396-2298 or

(617) 847-8708 (outside the US), conference ID# 220 161 30.  The call will also be broadcast simultaneously at http://investor.shutterstock.com.

Following completion of the call, a recorded replay of the webcast will be available on Shutterstock’s website.  To listen to the telephone replay, call toll-free (888) 286-8010 or (617) 801-6888 (outside the US), conference ID# 854 040 29. The telephone replay will be available from 7:00 PM ET February 21 through March 7, 2013.  Additional investor information can be accessed at http://shutterstock.com.

Non-GAAP Financial Measures

Shutterstock considers adjusted EBITDA, non-GAAP net income, and free cash flow to be important financial indicators of the Company’s operational strength and the performance of its business. Shutterstock defines adjusted EBITDA as earnings adjusted for interest income/(expense), income taxes, depreciation, amortization and non-cash equity based compensation; non-GAAP net income is net income excluding the one-time tax benefit due to a reorganization to a corporation, non-cash equity based compensation, and the tax benefit for deductible non-cash equity based compensation; and free cash flow as cash provided by (used in) operating activities adjusted for capital expenditures and interest income/(expense). These figures are non-GAAP financial measures and should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), and should not be considered as a substitute for, or superior to, GAAP results. In addition, adjusted EBITDA, non-GAAP net income, and free cash flow should not be construed as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

A reconciliation of the differences between adjusted EBITDA, non-GAAP net income, and free cash flow, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the  Consolidated Statements of Cash Flows included below.

Historical Operating Metrics

	12/31/10	3/31/11	6/30/11	9/30/11	12/31/11	3/31/12	6/30/12	9/30/12	12/31/12
Number of paid downloads	12.5	13.3	14.4	14.8	16.2	17.6	18.3	18.7	21.4
Revenue per download	$1.91	$1.92	$2.01	$2.10	$2.14	$2.13	$2.22	$2.26	$2.30
Images in collection (end of period)	13.3	14.4	15.3	16.2	17.4	18.8	20.2	21.7	23.3

Non-Cash Equity Based Compensation

Included in the accompanying financial results are expenses related to non-cash equity based compensation, as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Cost of revenue	$219	$—	$219	$—
Sales and marketing	783	—	783	—
Product development	1,696	—	1,696	—
General and administrative	4,860	732	7,687	2,122
Total	$7,558	$732	$10,385	$2,122

Amortization of Intangible Assets and Depreciation

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Cost of revenue	$8	$8	$32	$32
General and administrative	48	53	213	212
Total	$56	$61	$245	$244

Included in the accompanying financial results are expenses related to depreciation, as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Cost of revenue	$411	$218	$1,394	$627
General and administrative	284	210	1,001	649
Total	$695	$428	$2,395	$1,276

About Shutterstock

Shutterstock is a leading global provider of high-quality licensed photographs, vectors, illustrations and videos to businesses, marketing agencies and media organizations around the world. Headquartered in New York City, Shutterstock works closely with its growing contributor community of photographers, videographers, illustrators and designers to curate a global marketplace for royalty-free imagery. Shutterstock adds tens of thousands of rights-cleared images each week, and with more than 23 million images currently available, the Company recently surpassed 250 million image downloads. Shutterstock also owns Bigstock, a value-oriented stock media agency.

For more information, please visit http://www.shutterstock.com, and follow Shutterstock on Twitter or on Facebook.

Safe Harbor Provision

The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding the Company’s expectations, predictions, beliefs, hopes, intentions or strategies regarding the future.  Forward looking statements include statements regarding the Company’s business strategy, timing of, and plans for, the introduction of new products and enhancements, future sales, market growth and direction, competition, market share, revenue growth, operating margins and profitability.  All forward looking statements included in this document are based upon information available to the Company as of the date hereof.  Actual events or results could differ materially from those contained in the Company’s current projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change prior to the end of the quarter. Although these expectations may change, the Company assumes no obligation to update any such forward looking statement, whether as a result of new information, future developments or otherwise.  Factors that could cause or contribute to such differences include the Company’s inability to continue to attract customers and contributors to its online marketplace for commercial digital imagery; a decrease in repeat customer purchases; a reduction in customer spending; a decrease in contributor participation in the Company’s marketplace; the Company’s inability to evaluate its future prospects; competitive factors; the Company’s inability to prevent the misuse of its imagery; assertions by third parties of infringement or other violations of intellectual property rights by the Company; the Company’s inability to increase market awareness of the Company and its services; the Company’s inability to increase the percentage of its revenues that come from larger companies; the Company’s inability to effectively manage its growth; the Company’s inability to continue expansion into international markets; failure to respond to technological changes or upgrade the Company’s website and technology systems; failure to adequately protect the Company’s intellectual property; general economic conditions worldwide; and other factors and risks discussed in the section entitled “Risk Factors” in the Company’s latest Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 20, 2012 and other reports filed by the Company from time to time with the Securities and Exchange Commission.  Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Shutterstock, Inc.

Consolidated Balance Sheets

(In thousands, except par value amount)

(Unaudited)

	December 31, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$102,096	$14,097
Credit card receivables	1,373	964
Accounts receivable, net	1,738	647
Prepaid expenses and other current assets	2,008	1,554
Deferred tax assets	18,760	644
Due from related party	—	168
Total current assets	125,975	18,074
Property and equipment, net	5,255	3,844
Intangibles, net	1,040	1,029
Goodwill	1,423	1,423
Deferred tax assets	13,239	58
Other assets	182	427
Total assets	$147,114	$24,855

LIABILITIES, REDEEMABLE PREFERRED MEMBERS’ INTEREST AND STOCKHOLDERS’ EQUITY/MEMBERS’ DEFICIT
Current liabilities:
Accounts payable	$2,606	$1,838
Accrued expenses	15,606	10,875
Contributor royalties payable	6,984	5,261
Deferred revenue	37,934	28,451
Term loan debt	6,000	—
Other liabilities	161	85
Total current liabilities	69,291	46,510
Other non-current liabilities	889	2,548
Total liabilities	70,180	49,058

Commitment and contingencies
Redeemable preferred members’ interest	—	33,725
Stockholders’ equity/members’ deficit:
Common members’ interest	—	5,699
Common stock, $0.01 par value; 200,000 shares authorized and 33,513 shares outstanding as of December 31, 2012; no shares were authorized and outstanding as of December 31, 2011	335	—
Additional paid-in capital	48,282	—
Retained earnings/accumulated deficit	28,317	(63,627)
Total stockholders’ equity/members’ deficit	76,934	(57,928)
Total liabilities, redeemable preferred members’ interest, and stockholders’ equity/members’ deficit	$147,114	$24,855

Shutterstock, Inc.

Consolidated Statements of Operations

(In thousands, except for share and per share information)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenue	$49,157	$34,728	$169,616	$120,271

Operating expenses:
Cost of revenue	18,794	12,975	64,676	45,504
Sales and marketing	12,022	9,600	45,107	31,929
Product development	5,675	2,711	16,330	9,777
General and administrative	9,709	3,335	21,651	10,171
Total operating expenses	46,200	28,621	147,764	97,381
Income from operations	2,957	6,107	21,852	22,890
Other (expense) / income, net	(49)	2	(47)	10
Income before income taxes	2,908	6,109	21,805	22,900
(Benefit) provision for income taxes	(26,111)	321	(25,738)	1,036
Net income	$29,019	$5,788	$47,543	$21,864
Less:
Preferred interest distributed	2,950	956	9,000	7,144
Preferred interest accretion	—	—	—	4,058
Undistributed (loss) earnings to participating shareholder/members	(2,667)	491	(4,086)	(2,692)
Net income available to common shareholders/members	$28,736	$4,341	$42,629	$13,354

Net income (loss) per basic share available to common shareholders/members:
Distributed	$0.27	$0.14	$1.14	$1.03
Undistributed	0.61	0.07	0.65	(0.39)
Basic	$0.88	$0.21	$1.79	$0.64

Net income (loss) per diluted share available to common shareholders/members:
Distributed	$0.27	$0.14	$1.13	$1.03
Undistributed	0.61	0.07	0.66	(0.39)
Diluted	$0.88	$0.21	$1.79	$0.64

Weighted average shares outstanding:
Basic	32,497,727	20,849,242	23,785,299	20,849,242
Diluted	32,681,570	20,849,242	23,833,223	20,849,242

Shutterstock, Inc.

Reconciliation of Non-GAAP Financial Information to GAAP

(In thousands, except for share and per share information)

(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income	$29,019	$5,788	$47,543	$21,864
Add/(less):
(a) Depreciation and amortization	751	489	2,640	1,520
(b) Non-cash equity based compensation	7,558	732	10,385	2,122
(c) Interest (income)/expense, net	49	(2)	47	(10)
(d) Provision (benefit) for income taxes	(26,111)	321	(25,738)	1,036
Adjusted EBITDA (1)	$11,266	$7,328	$34,877	$26,532
Adjusted EBITDA per diluted common share	$0.34	$0.35	$1.46	$1.27
Adjusted EBITDA per diluted common share (2)	$0.34	$0.26	$1.46	$0.94

Weighted average shares	32,681,570	20,849,242	23,833,223	20,849,242
Adjusted weighted average shares (2)	32,681,570	28,338,280	23,833,223	28,338,280

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income	$29,019	$5,788	$47,543	$21,864
(a) One-time tax benefit due to reorganization to a corporation	(28,811)	—	(28,811)	—
(b) Non-cash equity based compensation	7,558	732	10,385	2,122
(c) Non-cash equity based compensation tax benefit	(1,136)	(14)	(1,136)	(41)
Non-GAAP net income	$6,630	$6,506	$27,981	$23,945

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net cash provided by operating activities	$12,646	$10,083	$45,534	$39,547
Interest income/(expense), net	(49)	2	(47)	10
Capital expenditures	(601)	(675)	(4,062)	(3,442)
Free cash flow	$12,094	$9,406	$41,519	$36,095

Adjusted EBITDA	$11,266	$7,328	$34,877	$26,532
Add/(less):
(a) Changes in operating assets and liabilities	6,131	2,761	15,899	13,492
(b) Provision for income taxes	26,111	(321)	25,738	(1,036)
(c) Deferred income taxes	(31,049)	17	(31,300)	253
(d) Provision for doubtful accounts/chargeback reserve	195	296	326	296
(e) Other (income)/expense, net	(49)	2	(47)	10
(f) Amortization of financing fees	41	—	41	—
Net cash provided by operating activities	$12,646	$10,083	$45,534	$39,547

(1)  Earnings/(loss) before interest income/(expense), income taxes, depreciation, amortization, non-cash equity based compensation and other non-cash charges.

(2)  The adjusted shares give effect to our reorganization from a New York limited company to a Delaware corporation and includes incremental shares for profit interest awards and preferred shares that are excluded from the weighted average shares.

Media Contacts:

Meagan Kirkpatrick	Denise Garcia
Shutterstock, Inc.	ICR
mkirkpatrick@shutterstock.com	denise.garcia@icrinc.com